EX-32 CERTIFICATIONS OF CEO AND CFO

EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Transition Report of ViaStar Holdings, Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the transition period ending June 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), John D. Aquilino, Chief Executive Officer of the Company and George J. Malasek, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JOHN D. AQUILINO
John D. Aquilino President and Chief Executive Officer (Principal Executive Officer)

Dated: October 15, 2003

/s/ GEORGE J. MALASEK
George J. Malasek Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: October 15, 2003

     [A signed original of this written statement required by Section 906 has been provided to ViaStar Holdings, Inc. and will be retained by ViaStar Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]